Exhibit 99.1

RealPage, Inc. Announces Private Offering of $300 Million of Convertible Senior Notes

RICHARDSON, TX. May 16, 2017

RealPage, Inc. (NASDAQ: RP) (the “Company”) today announced that it intends, subject to market and other conditions, to offer $300 million aggregate principal amount of Convertible Senior Notes due 2022 (the “Convertible Notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Company expects to grant an option to the initial purchasers to purchase up to an additional $45 million aggregate principal amount of Convertible Notes.

The Convertible Notes are expected to pay interest semiannually in arrears and will be convertible into cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, at the Company’s election, based on a conversion rate to be determined upon pricing of the offering. The Convertible Notes will mature on November 15, 2022, unless repurchased or converted in accordance with their terms prior to such date. Prior to May 15, 2022, the Convertible Notes will be convertible only upon the occurrence of certain events and during certain periods, and thereafter, at any time until the second scheduled trading day immediately preceding the maturity date.

In connection with the pricing of the Convertible Notes, the Company expects to enter into convertible note hedge transactions with one or more of the initial purchasers of the Convertible Notes or their respective affiliates (the “Option Counterparties”). The Company also expects to enter into warrant transactions with the Option Counterparties. The convertible note hedge transactions are expected generally to reduce the potential dilution to the Company’s common stock upon any future conversion of the Convertible Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Convertible Notes, as the case may be. However, the warrant transactions could separately have a dilutive effect to the extent that the market value per share of the Company’s common stock exceeds the applicable strike price of the warrants. If the initial purchasers exercise their option to purchase additional Convertible Notes, the Company expects to enter into additional convertible note hedge transactions and additional warrant transactions with Option Counterparties.

The Company intends to apply a portion of the net proceeds from the sale of the Convertible Notes to pay the cost of the convertible note hedge transactions (after such cost is partially offset by the proceeds to the Company from the sale of the warrants). The Company expects to apply the remaining net proceeds for general corporate purposes, which may include financing potential future acquisitions. If the initial purchasers exercise their option to purchase additional Convertible Notes, the Company expects to sell additional warrants to the Option Counterparties and use the net proceeds from the sale of the additional Convertible Notes, together with the proceeds from the additional warrants, to enter into additional convertible note hedge transactions with the Option Counterparties and for general corporate purposes, which may include financing potential future acquisitions.

The Company has been advised that, in connection with establishing their initial hedges of the convertible note hedge and warrant transactions, the Option Counterparties or their respective affiliates expect to enter into various derivative transactions with respect to shares of the Company’s common stock concurrently with, or shortly after, the pricing of the Convertible Notes. This activity could increase (or reduce the size of any decrease in) the market price of the Company’s common stock or the Convertible Notes at that time. In addition, the Option Counterparties or their affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the Company’s common stock and/or purchasing or selling shares of the Company’s common stock or other of the Company’s securities in secondary market transactions from time to time following the pricing of the Convertible Notes and prior to the maturity of the Convertible Notes (and are likely to do so during any observation period related to a conversion of the Convertible Notes). This activity could also cause or avoid an increase or a decrease in the market price of the Company’s common stock or the Convertible Notes, which could affect the Convertible Notes holders’ ability to convert the Convertible Notes and, to the extent the activity occurs during any observation period related to a conversion of the Convertible Notes, it could affect the number of shares and value of the consideration that holders of the Convertible Notes will receive upon conversion of the Convertible Notes.

This press release is neither an offer to sell nor a solicitation of an offer to buy the Convertible Notes or the shares of common stock issuable upon conversion of the Convertible Notes, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

The Convertible Notes and the common stock issuable upon conversion of the Convertible Notes have not been registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or the availability of an applicable exemption from registration. The offering is being made to qualified institutional buyers pursuant to Rule 144A under the Securities Act.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking” statements relating to expected, possible or assumed future events and/or results. These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “expects,” “believes,” “plans,” or similar expressions and the negatives of those terms. Those forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. All information provided in this release is as of the date hereof and RealPage Inc. undertakes no duty to update this information except as required by law.

RealPage is a leading global provider of software and data analytics to the real estate industry. Clients use our platform to improve operating performance and increase capital returns. Founded in 1998 and headquartered in Richardson, Texas, RealPage currently serves over 11,200 clients worldwide from offices in North America, Europe and Asia.